EXHIBIT 21 - SUBSIDIARIES OF THE SMALL BUSINESS ISSUER

                             HEALTH-CHEM CORPORATION
                         LIST OF SUBSIDIARY CORPORATIONS

                                                                State or Country
                Name                                            of Incorporation
                ----                                            ----------------

Transderm Corporation                                               Delaware
Aberdeen Research Corporation                                       Delaware
Capco Delaware, Inc.                                                Delaware
HS Protective Fabrics Corporation                                   Delaware
Health-Chem Industries, Inc.                                        Delaware
Health Med Corporation                                              Delaware
Hercon Environmental Corporation                                    Delaware
Hercon Laboratories Corporation                                     Delaware
Hercon Pharmaceutical Corporation                                   Delaware
Herculite Products, Inc.                                            New York
Medallion Group, Inc.                                               Delaware
Pacific Combining Corporation                                       California
Research Development Corporation                                    Delaware
Springs Development Corporation                                     Delaware
York Aerosol Corporation                                            Delaware
York Aerosol Delivery Systems Corporation                           Delaware